Exhibit 99.1

PRESS RELEASE

FOR RELEASE 7/22/09 @ 1:05PM

AnalogicTech Reports Financial Results for the Second Quarter 2009

Santa Clara, CA – July 22, 2009 – Advanced Analogic Technologies, Inc. ("AnalogicTech" or the "Company") (Nasdaq: AATI), a developer of total power management integrated circuits, today reported financial results for the second quarter ended June 30, 2009.

Net revenue for the second quarter of 2009 was $23.0 million, an increase of 9% over net revenue of $21.2 million for the second quarter of 2008 and a sequential increase of 39% from net revenue of $16.5 million for the first quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the second quarter of 2009 was $2.7 million, or $0.06 per diluted share. This compares to GAAP net loss of $3.8 million, or $0.08 per diluted share for the second quarter of 2008, and GAAP net loss of $5.2 million, or $0.12 per diluted share for the first quarter of 2009.

On a non-GAAP basis, excluding stock-based compensation expense, amortization of acquired intangibles, restructuring and other severance-related expenses, net of taxes, net loss for the second quarter of 2009 was $0.8 million, or $0.02 per diluted share. This compares to non-GAAP net loss of $1.8 million, or $0.04 per diluted share, for the second quarter of 2008 and non-GAAP net loss of $3.5 million, or $0.08 per diluted share, for the first quarter of 2009. Non-GAAP net loss for the second quarter of 2008 excluded stock-based compensation expense, amortization of acquired intangibles, in-process research and development, restructuring and other severance-related expense, net of taxes. Non-GAAP net loss for the first quarter of 2009 excluded stock-based compensation expense, amortization of acquired intangibles, restructuring and other severance-related expenses, net of taxes.

AnalogicTech reported gross margins of 48.3% for the second quarter of 2009, compared to 47.3% for the second quarter of 2008 and 44.9% for the first quarter of 2009. Non-GAAP gross margin was 48.9% for the second quarter of 2009, compared to 48.9% for the second quarter of 2008 and 45.6% for the first quarter of 2009. The Company ended the quarter with $104.7 million in cash, cash equivalents, and short-term investments.

© Advanced Analogic Technologies Incorporated	Page 1

“Our second quarter results significantly exceeded expectations with revenue increasing 39% sequentially,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Sales across all major geographies were up, with the strongest growth occurring in China and Taiwan, driven by strong demand for our computing and communications products. We were also encouraged to see sales from both battery management and voltage regulation products more than double sequentially in the second quarter, reflecting our success in penetrating new applications with our expanding product portfolio. Revenue from our ModularBCD products also grew in the second quarter and continued to represent a strong percentage of our sales.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the third quarter ending September 30, 2009, AnalogicTech estimates revenue in the range of $24 million to $26 million, and net loss in the range of $0.07 to $0.05 per diluted share on a GAAP basis. The third quarter 2009 estimates include pre-tax quarterly share-based compensation expense in the range of $1.7 to $1.9 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income (loss), gross margin and earnings (loss) per share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income (loss), gross margin and earnings (loss) per share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Conference Call Details

The AnalogicTech second quarter 2009 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Wednesday, July 22, 2009. To participate in the live call, analysts and investors should dial 877-941-2068 or 480-629-9712 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from

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the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through July 27, 2009, by dialing 800-406-7325 and entering the passcode 4100954#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3030 and entering the passcode 4100954#.

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For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About AnalogicTech

Advanced Analogic Technologies, Inc. (AnalogicTech) is a supplier of Total Power Management™ semiconductor solutions for a variety of consumer, communications, and computing systems. The company focuses its design and marketing efforts on the application-specific power management needs of such devices as mobile handsets, smartphones, digital cameras, netbooks / notebooks, personal navigation systems, and wireless LANs. AnalogicTech also develops and licenses device, process, package, and application-related technologies. AnalogicTech is headquartered in Santa Clara, CA and Macau, S.A.R., with offices in China, Hong Kong, Taiwan, Japan, Korea, and the U.K., as well as a worldwide network of sales reps and distributors. The company is listed on NASDAQ under the symbol AATI. For more information, please visit www.analogictech.com. (AnalogicTech – F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech's actual results to differ materially from our current expectations. Factors that could cause AnalogicTech's results to differ materially from those set forth in these forward-looking statements include customers' cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Jun. 30, 2009	Dec. 31 2008 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$57,795	$52,094
Short-term investments	46,884	57,443

Total cash, cash equivalents and short term investments	104,679	109,537
Accounts receivable, net of allowances	11,355	6,654
Inventories	9,825	9,016
Prepaid expenses and other current assets	1,416	2,100

Total current assets	127,275	127,307
Property and equipment, net	4,644	5,050
Other assets	4,267	4,060
Deferred income taxes - noncurrent	282	326
Intangible assets, net	235	395
Goodwill	16,116	16,116

TOTAL ASSETS	$152,819	$153,254

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$10,851	$4,601
Accrued liabilities	3,834	3,739
Income tax payable	73	28

Total current liabilities	14,758	8,368
Long-term income tax payable	4,277	3,326
Other long-term liabilities	256	228

Total liabilities	19,291	11,922

Total stockholders' equity	133,528	141,332

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$152,819	$153,254

*	Amounts as of December 31, 2008 were derived from the December 31, 2008 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30, 2009	Jun. 30 2008	Mar. 31 2009	Jun. 30, 2009	Jun. 30 2008
NET REVENUE	$22,978	$21,173	$16,549	$39,527	$46,274
Cost of revenue	11,879	11,149	9,118	20,997	22,517

GROSS PROFIT	11,099	10,024	7,431	18,530	23,757

OPERATING EXPENSES:
Research and development	6,862	7,790	6,583	13,445	15,449
Sales, general and administrative	6,403	6,201	5,429	11,832	12,646
Patent litigation	385	482	301	686	744

Total operating expenses	13,650	14,473	12,313	25,963	28,839

LOSS FROM OPERATIONS	(2,551)	(4,449)	(4,882)	(7,433)	(5,082)

OTHER INCOME, NET	315	766	353	668	1,910

LOSS BEFORE INCOME TAXES	(2,236)	(3,683)	(4,529)	(6,765)	(3,172)
PROVISION FOR INCOME TAXES	439	147	679	1,118	211

NET LOSS	$(2,675)	$(3,830)	$(5,208)	$(7,883)	$(3,383)

NET LOSS PER SHARE:
Basic	$(0.06)	$(0.08)	$(0.12)	$(0.18)	$(0.07)

Diluted	$(0.06)	$(0.08)	$(0.12)	$(0.18)	$(0.07)

WEIGHTED AVERAGE SHARES USED IN
NET LOSS PER SHARE CALCULATION:
Basic	42,938	45,687	43,052	42,995	45,589

Diluted	42,938	45,687	43,052	42,995	45,589

Note: Stock-based compensation recorded in each expense classification above is as follows:
Cost of revenue	$81	$95	$63	$144	$172
Research and development	787	773	700	1,487	1,563
Sales, general and administrative	951	1,034	812	1,764	1,894

	$1,819	$1,902	$1,575	$3,395	$3,629

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
GAAP TO NON-GAAP RECONCILIATION	Jun. 30, 2009	Jun. 30, 2008	Mar. 31, 2009
GROSS MARGIN:

GROSS MARGIN	$11,099	$10,024	$7,431
GROSS MARGIN %	48.3%	47.3%	44.9%
Amortization of acquired intangibles	54	242	54
Stock-based compensation	81	95	63
NON-GAAP GROSS MARGIN	11,234	10,361	7,548
NON-GAAP GROSS MARGIN %	48.9%	48.9%	45.6%

NET LOSS:

NET LOSS:	$(2,675)	$(3,830)	$(5,208)
Stock-based compensation	1,819	1,902	1,575
Amortization of acquired intangibles	64	290	64
In-process research and development	—	255	—
Restructuring and other severance expenses	3	167	124
Associated tax effects of above adjustments	(353)	(561)	(345)
Deferred tax asset valuation allowance	353	—	300

Total adjustments	1,886	2,053	1,718

NET LOSS ON NON-GAAP BASIS:	$(789)	$(1,777)	$(3,490)

EPS:

GAAP EPS, DILUTED	$(0.06)	$(0.08)	$(0.12)
NON-GAAP EPS, DILUTED	$(0.02)	$(0.04)	$(0.08)

Weighted average shares used to calculate Non-GAAP diluted EPS:	42,938	45,687	43,052